Rule 424(b)(2)
                                        Registration Nos. 33-62085
                                        NASD File No. 950825005

PRICING SUPPLEMENT NO. 214
Dated November 20, 1996 to Prospectus
Supplement dated November 8, 1996
and Prospectus dated October 31, 1996

                   LEHMAN BROTHERS HOLDINGS INC.
                    Medium-Term Notes, Series E
                                        (Fixed Rate)

         Due from Nine Months to 30 Years from Date of Issue
    Interest Payable each February 15, August 15 and at maturity

Pricing to Public:  100%

Agent's Commission: .45%

Original Issue Date: 12/2/96

Interest Rate Per Annum:                6.50%

Maturity Date:  12/01/00

The aggregate principal amount of this offering is $100,000,000 and relates only to Pricing Supplement No. 214. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $8,367,175,000 and, to date, including this offering, an aggregate of $7,027,825,000 Medium-Term Notes, Series E has been issued and $3,850,440,000 are outstanding.